EXHIBIT A

to Shareholder Services Plan of

The Huntington Funds

Amended and Restated as of May 2, 2011

Fund Name	Share Class
Huntington Disciplined Equity Fund	Class A Shares, Trust Shares
Huntington Dividend Capture Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Fixed Income Securities Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Global Select Markets Fund	Class A Shares, Institutional Shares
Huntington Growth Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Income Equity Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Intermediate Government Income Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington International Equity Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Macro 100 Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Mid Corp America Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Money Market Fund	Class A Shares, Class B Shares, Interfund Shares, Institutional Shares
Huntington Mortgage Securities Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington New Economy Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Ohio Municipal Money Market Fund	Class A Shares, Institutional Shares
Huntington Ohio Tax-Free Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Real Strategies Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Rotating Markets Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Short/Intermediate Fixed Income Securities Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Situs Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington Tax-Free Money Market Fund	Class A Shares, Institutional Shares
Huntington Technical Opportunities Fund	Class A Shares, Class B Shares, Institutional Shares
Huntington U.S. Treasury Money Market Fund	Class A Shares, Institutional Shares
Huntington World Income Fund	Class A Shares, Trust Shares

This Exhibit A, amended and restated as of May 2, 2011, is hereby incorporated and made part of the Shareholder Services Plan dated February 13, 2007, for the party named below (the “Agreement”), and replaces any and all prior versions of Exhibit A to the Agreement.

Witness the due execution hereof this 2nd day of May 2011.

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young

Name:	R. Jeffrey Young
Title:	Chief Executive Officer